                                                                      EXHIBIT 99


ASPECT TELECOMMUNICATIONS ANNOUNCES FINANCIAL RESULTS FOR FOURTH QUARTER AND FULL YEAR 1998

SAN JOSE, CA, Jan. 20, 1999--Aspect Telecommunications Corporation (Nasdaq:ASPT) today reported financial results for its fourth quarter and fiscal year ended December 31, 1998. Revenues for fiscal year 1998 were $512.3 million, a 31 percent increase over fiscal year 1997. For the fourth quarter, revenues were $134.8 million, a 27 percent increase over the same quarter last year and a two percent decline from the previous quarter.

Diluted earnings per share for the quarter were $0.11 compared to $0.08 in the same quarter last year and $0.21 in the previous quarter. Diluted earnings per share for all of 1998 were $0.61 compared to $0.67 in the previous year. The diluted earnings per share figures for 1998 and the attached condensed consolidated financial statements reflect the results of applying new SEC guidance regarding in-process research and development charges related to the acquisition of Voicetek in May 1998. Excluding non-recurring items, diluted earnings per share for all of 1998 were $0.80 compared to $0.91 in the previous year.

Excluding the impact of amortization expenses resulting from the Voicetek acquisition as well as non-recurring items, diluted earnings per share were $0.16 in the fourth quarter of 1998 compared with $0.25 in the same quarter last year and $0.26 in the prior quarter. Calculated on the same basis, diluted earnings per share for fiscal year 1998 were $0.93 compared with $0.91 in fiscal year 1997.

In the fourth quarter, Aspect's Board of Directors authorized a share repurchase program of up to five million shares of the company's common stock. During the quarter ended December 31, 1998, the company repurchased approximately two million shares through this program, utilizing cash of approximately
$31.6 million.

"As previously announced, our North American region did not perform at expected levels in the most recent quarter," noted James R. Carreker, Aspect's chairman, president and chief executive officer. "Although there were some bright spots in the region, we are evaluating the challenges we face in North America and strategies to improve execution in this region." As part of the sales channel restructuring, Mr. Carreker has assumed the role of interim executive vice president, Channels, until a search is completed for a replacement for Dennis L. Haar, who has left the company. Also, as previously announced, Lin F. Johnstone, a ten-year company employee and currently vice president of Aspect's Europe, Middle East and Africa (EMEA) region, has been appointed interim vice president, North America, succeeding Larry S. Miller, who has also left the company. Carreker stated, "I am very pleased that Lin Johnstone, a well-admired and proven channel leader, is now driving our North American sales organization. During the last two years, Lin has assembled a self-sufficient team in Europe, which will enable her to focus her time on implementing in North America those best practices that have contributed to the success in the EMEA region."

Mr. Carreker continued, "We are committed to shifting the company's focus from telecommunications equipment to becoming a leading supplier of enterprise software and solutions. As part of our commitment to make this transformation rapidly, we have begun to put in place a new management team of seasoned executive talent to lead the company during our next phase of business expansion. For example, Beatriz V. Infante, who joined the company in October 1998 as executive vice president, Products, is establishing a new market and product direction designed to position Aspect as an innovative provider of customer relationship solutions. While implementing this shift in focus, we are committed to making the investments in our product development and sales organizations necessary to achieve these objectives."

Aspect also stated that, based on limited information currently available, the company anticipates that its revenue for the first quarter of 1999 is likely to be approximately $115 million, plus or minus $10 million, and that revenue growth rates will begin to return to their historical range in the second half of 1999. At such revenue levels, again based on currently available information, the company is likely to report an operating loss for the first quarter of 1999 and may experience losses for an additional one to two quarters.

About Aspect Telecommunications

Aspect Telecommunications provides comprehensive business solutions for mission-critical call centers worldwide. Aspect integrated call center products and services help a diverse array of businesses such as airlines, catalog retailing, financial services and communications enhance productivity, increase revenues and provide superior customer service. Aspect products include automatic call distributors, computer-telephony integration solutions, call center management and reporting software, interactive voice response and automation solutions and planning and forecasting packages. The company also provides business applications consulting and systems integration services and around-the-clock support. Aspect is based in San Jose, California, with offices in North America, Europe and Asia-Pacific. For more information about Aspect Telecommunications, call 1-800-226-8441.

Except for historical information contained herein, the matters discussed in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities and Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, and are made under the safe-harbor provisions thereof. Included among other forward looking statements are statements concerning future revenues, revenue growth rates and operating results. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected including the following: the ability of the company to successfully shift its emphasis from telecommunications equipment to enterprise software and solutions; the ability to improve performance in the company's North American region in a timely manner; the ability to attract and retain personnel in key sales, technical and management positions; the impact of intense competition in the company's product and service markets; customer acceptance and technical performance of new products and services; the ability to manage the company's consulting and systems integration business unit in a profitable manner; and the impact of general macroeconomic uncertainties leading to lower capital spending, as well as the potential impact of the Year 2000 problem. Other risks that could cause actual results to differ materially from those projected are discussed in Aspect's Form 10-K and Annual Report for the fiscal year ended December 31, 1997 and Forms 10-Q for the fiscal quarters ended March 31, 1998, June 30, 1998 and September 30, 1998, as amended. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date hereof. Aspect undertakes no obligation to publicly release the results of any revision to these forward-looking statements which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Aspect and the Aspect logo are trademarks or registered trademarks of Aspect Telecommunications Corporation in the United States and/or other countries. All other product or service names mentioned in this document may be trademarks of the companies with which they are associated.

                     ASPECT TELECOMMUNICATIONS CORPORATION
                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME
               (in thousands, except per share data - unaudited)

                          Three Months Ended  Twelve Months Ended
                          ------------------  -------------------
                             December 31,        December 31,
                            1998      1997      1998       1997
                            ----      ----      ----       ----

Net revenues:
  Product                 $ 86,921  $ 74,429   $342,903  $276,471
  Customer support          47,895    31,861    169,413   114,171
                          --------  --------   --------  --------
Total net revenues         134,816   106,290    512,316   390,642
                          --------  --------   --------  --------
Cost of revenues:
  Cost of product
   revenues                 26,564    24,314    108,397    89,529
  Cost of customer
   support revenues         36,612    21,094    119,787    79,444
                          --------  --------   --------  --------
Total cost of
 revenues                   63,176    45,408    228,184   168,973
                          --------  --------   --------  --------
Gross margin                71,640    60,882    284,132   221,669

Operating expenses:
  Research and
   development              19,457    11,759     67,877    45,723
  Selling, general
   and administrative       43,011    29,224    150,118   104,431
  Purchased in-process
   technology                    -         -      9,899     4,910
  Intellectual
   property settlement           -    14,000          -    14,000
                          --------  --------   --------  --------
Total operating
 expenses                   62,468    54,983    227,894   169,064
                          --------  --------   --------  --------

Income from operations       9,172     5,899     56,238    52,605
Interest and other
 income, net                    72     1,207      3,011     7,673
                          --------  --------   --------  --------

Income before income
 taxes                       9,244     7,106     59,249    60,278
Provision for income
 taxes                       3,582     2,735     26,759    25,096
                          --------  --------   --------  --------

Net income                $  5,662  $  4,371   $ 32,490  $ 35,182
                          ========  ========   ========  ========

Basic earnings
 per share                   $0.11     $0.09      $0.64     $0.71

Weighted average
 shares outstanding         50,046    49,801     50,459    49,302

Diluted earnings
 per share                   $0.11     $0.08      $0.61     $0.67
Weighted average
 shares outstanding-
  assuming dilution         51,704    52,549     53,146    52,307

                     ASPECT TELECOMMUNICATIONS CORPORATION
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                (in thousands)

                                               December 31,  December 31,
                                                   1998          1997
                                                   ----          ----
Assets
Current assets:
 Cash, cash equivalents and short-term
   investments                                    $196,111      $146,216
 Accounts receivable, net                          132,818        86,896
 Inventories                                        18,916        12,306
 Other current assets                               14,820        20,413
                                                  --------      --------
   Total current assets                            362,665       265,831

Property and equipment, net                         69,192        58,704
Intangible assets, net                             119,052        42,654
Other assets                                         9,750         3,154
                                                  --------      --------
Total assets                                      $560,659      $370,343
                                                  ========      ========


Liabilities and shareholders' equity
Current liabilities:
 Accounts payable                                 $ 18,239      $  9,401
 Current portion of notes payable                    3,300         6,399
 Accrued liabilities                                55,778        64,591
 Customer deposits and deferred revenue             27,171        15,626
                                                  --------      --------
  Total current liabilities                        104,488        96,017
                                                  --------      --------

Notes payable                                            -         6,531
Deferred taxes                                       4,270             -
Convertible subordinated debentures                153,744             -
Shareholders' equity                               298,157       267,795
                                                  --------      --------
Total liabilities and shareholders' equity        $560,659      $370,343
                                                  ========      ========

                     ASPECT TELECOMMUNICATIONS CORPORATION
                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME
               (in thousands, except per share data - unaudited)

                                                                            Year
                                           Three Months Ended               Ended
                              ------------------------------------------    -------
                              March 31,  June 30,   Sept. 30,    Dec. 31,   Dec. 31,
                                1998     1998 (a)    1998 (a)      1998       1998
                              ---------  --------   ---------    --------   --------

  Net revenues:
   Product                      $77,332   $86,654     $91,996    $ 86,921   $342,903
   Customer support              36,125    39,437      45,956      47,895    169,413
                                -------   -------     -------    --------   --------
  Total net revenues            113,457   126,091     137,952     134,816    512,316
                                -------   -------     -------     -------    -------

  Cost of revenues:
   Cost of product revenues      24,372    27,944      29,517      26,564    108,397
   Cost of customer
    support revenues             24,170    28,379      30,626      36,612    119,787
                                -------   -------     -------     -------    -------
  Total cost of revenues         48,542    56,323      60,143      63,176    228,184
                                -------   -------     -------     -------    -------
  Gross margin                   64,915    69,768      77,809      71,640    284,132

  Operating expenses:
   Research and development      12,830    16,125      19,465     19,457     67,877
   Selling, general and
     administrative              31,084    35,617      40,406     43,011    150,118
   Purchased in-process
     technology                       -     9,899           -          -      9,899
                                -------   -------     -------    -------    -------
  Total operating expenses       43,914    61,641      59,871     62,468    227,894
                                -------   -------     -------    -------    -------

  Income from operations         21,001     8,127      17,938      9,172     56,238
  Interest and other
    income, net                   1,413     1,091         435         72      3,011
                                -------   -------     -------    -------    -------

  Income before income taxes     22,414     9,218      18,373      9,244     59,249
  Provision for income taxes      8,517     7,529       7,131      3,582     26,759
                                -------   -------     -------    -------    -------

  Net income                   $ 13,897  $  1,689    $ 11,242   $  5,662   $ 32,490
                                =======   =======     =======    =======    =======

  Basic earnings per share        $0.28     $0.03       $0.22      $0.11      $0.64

  Weighted average shares
    outstanding                  50,146    50,437      50,946     50,046     50,459

  Diluted earnings per share      $0.26     $0.03       $0.21      $0.11      $0.61

  Weighted average shares
    outstanding-assuming
    dilution                     53,071    53,584      54,130     51,704     53,146

 (a) Restated for the revised purchase price allocation and amortization of intangible assets related to the Voicetek acquisition completed in May 1998.

                     ASPECT TELECOMMUNICATIONS CORPORATION
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                  (unaudited)

                        March 31,   June 30,     Sept. 30,   Dec. 31,
                          1998      1998 (a)     1998 (a)     1998
                          ----      --------     --------     ----
Assets
Current assets:
   Cash, cash
    equivalents
    and short-term
    investments          $146,806   $ 82,941    $205,764    $196,111
   Accounts
    receivable, net        94,866    106,590     141,407     132,818
   Inventories             13,265     12,283      14,221      18,916
   Other current assets    16,152     14,715      17,467      14,820
                         --------   --------    --------    --------
      Total current
       assets             271,089    216,529     378,859     362,665

Property and
  equipment, net           62,161     67,598      69,430      69,192
Intangible assets,
  net                      41,022    127,425     125,523     119,052
Other assets                3,138      4,302       9,682       9,750
                         --------   --------    --------    --------
Total assets             $377,410   $415,854    $583,494    $560,659
                         ========   ========    ========    ========


Liabilities and
shareholders' equity
Current liabilities:
   Accounts payable      $ 12,120   $ 16,496    $ 16,162    $ 18,239
   Current portion
    of notes payable        6,149      6,799       4,500       3,300
   Accrued liabilities     45,706     51,199      51,998      55,778
   Customer deposits
    and deferred revenue   22,637     24,681      28,734      27,171
                         --------   --------    --------    --------
     Total current
      liabilities          86,612     99,175     101,394     104,488

Notes payable               6,607      5,782           -           -
Deferred taxes                  -      8,798       8,187       4,270
Convertible
 subordinated debentures        -          -     151,491     153,744
Shareholders' equity      284,191    302,099     322,422     298,157
                         --------   --------    --------    --------
Total liabilities
 and shareholders'
 equity                  $377,410   $415,854    $583,494    $560,659
                         ========   ========    ========    ========

(a) Restated for the revised purchase price allocation and amortization of intangible assets related to the Voicetek acquisition completed in May 1998.